Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of iShares Staked Ethereum Trust ETF of our report dated February 13, 2026 relating to the financial statement of iShares Staked Ethereum Trust ETF, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 17, 2026